                                                                      EXHIBIT 1
                                                                      ---------
                                    AGREEMENT


      Pursuant to Rule 13d-1(f)(1) under the Securities Exchange Act of 1934, as amended, the undersigned hereby agree that only one statement containing the information required by Schedule 13G need be filed with respect to the ownership by each of the undersigned of the shares of Common Stock of Open Market, Inc.


      EXECUTED as a sealed instrument this 12th day of February, 1997.


                        GREYLOCK EQUITY LIMITED PARTNERSHIP

                        By: Greylock Equity GP Limited Partnership
                            General Partner


                        By: /s/ Henry F. McCance
                            --------------------------------------------
                            Henry F. McCance
                            Managing General Partner



                        GREYLOCK EQUITY GP LIMITED PARTNERSHIP



                        By: /s/ Henry F. McCance
                            --------------------------------------------
                            Henry F. McCance
                            Managing General Partner


                        /s/ Henry F. McCance
                        ------------------------------------------------
                        Henry F. McCance









                              Page 9 of 9 pages